EXHIBIT 99.1

May 21, 2012 09:18 AM Eastern Daylight Time

Digital Domain Announces Abu Dhabi Expansion, Receives $100M Grant for Animation Studio and Educational Institute

Company Behind Tupac Shakur Virtual Performance to Establish New Animation/VFX Studio and Digital Domain Institute at twofour54 Media Campus

CANNES, France—(BUSINESS WIRE)—At the Cannes Film Festival today, digital production company Digital Domain Media Group (NYSE: DDMG), and twofour54, the Abu Dhabi government-backed media and entertainment hub, announced that they are collaborating to drive development of the local film, TV and media production industry in the Middle East.

“Digital Domain represents the next great leap forward for twofour54 and Abu Dhabi — a strong move into digital production and the development of locally created feature films and TV content”

Digital Domain Media Group (DDMG) will establish an animation, visual effects and motion capture studio and Digital Domain Institute media school in Abu Dhabi. The collaboration is designed to support the Emirate’s goal to become the region’s center of excellence for media content creation, growing both the industry and national talent.

DDMG will begin production of visual effects and animation in studios in twofour54 at the beginning of 2013, with plans to recruit and hire staff immediately from local and international talent pools. Over time the studio will employ upwards of 500 people. DDMG will develop a purpose-built 150,000 square foot (14,000 square meter) state-of-the-art entertainment production complex, which is expected to be operational by the end of 2015.

The new Digital Domain studio will create animated feature films, produce visual and 3D effects, engage in the production of original Middle Eastern-branded entertainment for global audiences and contribute to international productions. The studio will become part of Digital Domain’s global feature film VFX and animation pipeline, connected to its studios in Los Angeles, Vancouver, San Francisco, London, Florida and Mumbai.

The Digital Domain Institute/Abu Dhabi, modeled after the Digital Domain Institute in West Palm Beach, Florida, will train students in the essential skills of digital media production for entertainment, simulation and related applications. Classes at the Digital Domain Institute/Abu Dhabi are scheduled to begin early in 2014. The market development initiative and creation of the DDMG studio and school are funded by $100M (US) in grants from the Abu Dhabi government.

This marks the first time a major, global studio has established a presence in the region, highlighting the impact that twofour54 has had on the media industry in the Arab world. By bringing leading edge technologies and creative techniques to Abu Dhabi, DDMG will support the wider film and TV production industry and provide massive opportunities for talent and creative development in the region.

Separately, earlier this week, twofour54 announced that the Emirate of Abu Dhabi now offers one of the world’s most competitive production incentives — a 30% rebate for film, television and commercial media projects.

“We are incredibly excited to join twofour54 in building a strong foundation for the filmmaking industry in Abu Dhabi,” said DDMG CEO and Chairman John Textor. “There is tremendous opportunity to produce original entertainment content for Middle Eastern audiences worldwide, and to bring Hollywood work and our own original productions here as well. Pairing the studio and school enables us to help the Emirate to build a sustainable creative industries base. Abu Dhabi was the natural location for us given its strategic location, modern infrastructure and supportive government. We’re looking forward to grooming up-and-coming Arab filmmakers at a time of such great awakening in this part of the world.”

“Digital Domain represents the next great leap forward for twofour54 and Abu Dhabi — a strong move into digital production and the development of locally created feature films and TV content,” said Wayne Borg, Deputy CEO and Chief Operating Officer of twofour54. “The establishment of DDMG in Abu Dhabi is a significant event in the evolution of the media industry in the Middle East. It will provide incredible opportunities for young Arabs to develop skills and careers in an area of the media industry that has simply never existed before in the region.”

An award-winning digital production company founded in 1993, DDMG is a leading provider of digital visual effects and has contributed to more than 90 major motion pictures. twofour54 is the Abu Dhabi government-backed, media and entertainment hub which focuses on training and talent development, supports creative entrepreneurship and provides enabling production, post-production and broadcast facilities. twofour54 is home to more than 160 local, regional and international media companies including CNN, BBC, Ubisoft, Fox Intl Channels, Cartoon Network, Financial Times and Charisma.

About Digital Domain Media Group

Digital Domain Media Group (DDMG: NYSE) leverages its expertise in digital visual effects (VFX) and computer-generated (CG) animation across a group of interrelated businesses. At its foundation is Digital Domain Productions (DDPI), an award-winning digital production company founded in 1993. This leading provider of visuals has contributed to more than 90 major motion pictures, including Titanic, the Transformers series, Real Steel and TRON: Legacy, as well hundreds of commercials. DDPI also converts two-dimensional (2D) imagery to three-dimensional (3D) imagery and holds key patents in this area. Mothership, a DDPI subsidiary, focuses on creating advertising, entertainment and branded content from concept to completion, across multiple media platforms. DDMG, its work and its employees have been recognized with numerous awards, including seven from the Academy of Motion Picture Arts and Sciences. The company is building on its success in VFX to participate as a co-producer in major studio productions and is currently in production on the upcoming live-action sci-fi feature film Ender’s Game. DDMG is also applying its CG expertise to produce original, family-friendly animated feature films at its subsidiary Tradition Studios. The first movie, The Legend of Tembo, is in pre-production and two more features are in development. The company’s education subsidiary, the

Digital Domain Institute, sets a new standard in digital media education through a pioneering public-private partnership with The Florida State University College of Motion Picture Arts. DDMG is expanding its worldwide footprint of the highest quality visual effects and animation at the lowest possible cost through global partnerships in India and China. The company has studios in Los Angeles, San Francisco, Florida, Vancouver, Mumbai and London, and is currently establishing a studio in Beijing. http://www.ddmg.co

About twofour54

An Abu Dhabi Government initiative, twofour54 is the Middle East and North Africa (MENA) region’s leading media and entertainment hub. twofour54’s unique campus environment offers media and entertainment businesses the tools they need to succeed. These include 100% company ownership in a stable tax-free environment, facilitated business networking, easy licensing and business set-up services, broadcast and production facilities, and access to professional media talent and industry experts.

twofour54 delivers its advanced cohesive infrastructure through three key pillars: twofour54 tadreeb (the media training academy), twofour54 ibtikar (venture capital investment fund for Arab media and entertainment businesses) and twofour54 intaj (a state-of-the-art production complex including digital and post production facilities, broadcast and distribution facilities and the region’s only 3D stereoscopic lab). These services are supported by twofour54 tawasol, facilitating easy business set-up and providing ongoing support services.

twofour54 is home to the world’s first Cartoon Network Animation Academy, a dedicated Gaming Academy in partnership with ubisoft and owns the leading global training provider, SAE Institute, in the UAE. The Abu Dhabi Film Festival and the Abu Dhabi Film Commission are also managed by twofour54 under a single vision to position Abu Dhabi as a creative hub for the region.

twofour54 has already attracted over 160 companies, which are now based at the Abu Dhabi campus. These include several of the region’s and world’s largest and most influential content creation companies, including Ubisoft, Sky News Arabia, Fox Intl Channels, CNN, BBC, Financial Times, C Sky Pictures, Thomson Reuters, Cartoon Network, PyraMedia, Bloomberg, Blink Studios, Charisma, VERITAS Films, Tahadi and Jawaker. Each of these partners has recognised the vast opportunity that the Arab world represents for growth, and has committed significant investment and resources to business initiatives that are led out of twofour54.

The name twofour54 is taken from Abu Dhabi’s geographical coordinates, which are latitude 24 north, longitude 54 east. This name was chosen to symbolise Abu Dhabi’s strategic position within MENA, and its central role in driving the development of the region’s growing media and entertainment industries. To learn more, please visit www.twofour54.com.

Contacts

Media: Karen Raz, Raz Public Relations, 310.450.1482 Karen@razpr.com

Julie Miller, Director, Communications & Marketing, Digital Domain Media Group jmiller@d2.com 310.664.3412

Investors: Shannon Burns, Vice President, Investor Relations, Digital Domain Media Group sburns@media.d2.com 772-345-8105